Exhibit 99.1

Presidio Property Trust, Inc. Announces Earnings for

the Second Quarter Ended June 30, 2025

San Diego, California, August 14, 2025 – Presidio Property Trust, Inc. (Nasdaq: SQFT, SQFTP, SQFTW) (the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today reported earnings for its three months ended June 30, 2025.

“I am proud of the way our team members performed this quarter and feel we are well positioned as we head into the second half of 2025,” said Jack Heilbron, the Company’s President and Chief Executive Officer.

“Leasing retention rates have continued positive for the second quarter of 2025 with approximately 90% renewing their current leases year-to-date. We are happy to see that existing tenants have stable space requirements, and in some cases expanded,” said Gary Katz, the Company’s Chief Investment Officer.

“Builders continue to offer discounted prices and strong incentive packages as they aim to reduce above-average inventory levels. Despite these challenges in the residential real estate market, we have seen overall positive performance in our resale portfolio. We remain focused on capturing value and reducing risk as we continue to navigate the challenging market,” said Steve Hightower, President of the Model Home Division.

The Second Quarter Ended June 30, 2025, Financial Results

Net loss attributable to the Company’s common stockholders for the three months ended June 30, 2025 was approximately $5.9 million, or $5.13 per basic and diluted share, compared to a net loss of approximately $12.4 million, or ($9.97) per basic and diluted share for the three months ended June 30, 2024. The change in net income attributable to the Company’s common stockholders was a result of:

●	Total revenues were approximately $4.4 million for the three months ended June 30, 2025, compared to approximately $4.6 million for the same period in 2024. As of June 30, 2025, we had approximately $114.6 million in net real estate assets including 87 model homes, compared to approximately $130.9 million in net real estate assets including 80 model homes at June 30, 2024. The average number of model homes held during the three months ended June 30, 2025 and 2024 was 85 and 84, respectively. The change in revenue is directly related to the decrease in commercial real estate rental income during the current period, from the sale of two commercial properties on February 7, 2025

●	General and administrative (“G&A”) for the three months ended June 30, 2025 and 2024 totaled approximately $1.2 million and $2.2 million, respectively. G&A expenses as a percentage of total revenue was 27.9% and 48.0% for the three months ended June 30, 2025 and 2024, respectively. G&A expenses for the three months ended June 30, 2025 decreased by approximately $1.0 million partially related to consulting fees in 2024 and additional legal fees related to Zuma Capital Management, LLC (Zuma Capital”), which was not repeated in 2025. During the three months ended June 30, 2025, we also reduced our accrual for board fees by $130,000, and our accrual for income tax preparation.

●	During the three months ended June, 2025, Company sold seven (7) model homes for approximately $3.1 million, net of sales costs, and recognized a gain of approximately $323,359.

●	During the three months ended June 30, 2025 and 2024, we recognized non-cash impairment charges of approximately $0.1 million related to one model home property and approximately $0.1 million related to four model homes, respectively, based on estimated selling prices. Additionally, during the three months ended June 30, 2025, in connection with the pending sale of Dakota Center, we have impaired the property’s book value and recorded an impairment charge of approximately $3.3 million, with the short sale expected to take place during the third quarter of 2025, which will include a discounted payoff for the non-recourse loan. We also recorded an impairment charge of approximately $0.9 million, on our Shea Center II property, based on current market conditions, occupancy rates, and the estimated hold period of the property.

●	Interest expense, including amortization of deferred finance charges was approximately $1.5 million for the three months ended June 30, 2025, compared to approximately $1.5 million for the same period in 2024. The weighted average interest rate on our outstanding debt was 5.90% and 5.38% as of June 30, 2025 and 2024, respectively. Mortgage notes payable totaled approximately $95.4 million and $102.0 million as of June 30, 2025 and 2024, respectively. The decrease in mortgage notes payable is a direct result of the sale of our two commercial properties during February 2025 and the change in the number of model homes.

FFO (non-GAAP) totaled approximately $(409,437) and $(1.3 million) for the three months ended June 30, 2025 and 2024, respectively. A reconciliation of FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release. However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

We believe Core FFO (non-GAAP) provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Core FFO increased by about $0.3 million, from approximately $(0.4 million) for the three months ended June 30, 2024, to approximately $(94,563) for the three months ended June 30, 2025. A reconciliation of Core FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release.

Acquisitions and Dispositions for the second quarter ended June 30, 2025:

Acquisitions during the three months ended June 30, 2025:

●	We acquired 10 model homes for approximately $5.1 million. The purchase price was paid through cash payments of approximately $1.6 million and mortgage notes of approximately $3.6 million.

Dispositions during the three months ended June 30, 2025:

●	The Company sold seven (7) model homes for approximately $3.1 million, net of sales costs, and recognized a gain of approximately $0.3 million.

Segment Income during the three months ended June 30, 2025:

The following tables compare the Company’s segment activity and NOI and adjusted NOI for Model Home income to its results of operations and financial position as of and for the three months ended June 30, 2025. The line items listed in the below NOI tables include the significant expense considered by the CODM for cash allocations on future investments. The Other Non-Segment & Consolidating Items represent corporate activity, the investment in Conduit Pharmaceutical, and other eliminating items for consolidation. The information for Corporate and Other are presented to reconcile back to the consolidated statement of operations, but is not considered a reportable segment. This includes the loss on Conduit marketable securities.

The following tables compare the Company’s segment activity to its results of operations and financial position as of and for the three months ended June 30, 2025:

	For the Three Months Ended June 30, 2025
	Retail	Office/Industrial	Model Homes	Corporate and Other	Total

Rental revenue	$93,574	$2,452,956	$1,019,301	$—	$3,565,831
Recovery revenue	-	715,922	—	—	715,922
Other operating revenue	-	64,893	428	31,666	96,987
Total revenues	93,574	3,233,771	1,019,729	31,666	4,378,740

Rental operating costs	4,824	1,549,497	49,940	(141,656)	1,462,605
Net Operating Income (NOI)	88,750	1,684,274	969,789	173,322	2,916,135

Gain on Sale - Model Homes	—	—	323,359	—	323,359
Impairment of Model Homes	—	—	(90,769)	—	(90,769)

Adjusted NOI	$88,750	$1,684,274	$1,202,379	$173,322	$3,148,725

The CODM reviews on a regular basis the GAAP performance of each segment, including the significant segment expenses reported for GAAP shown in the table below. Our significant segment expenses include consolidated expense categories presented in our consolidated statements of operations, as well as rental operating costs. This information is provided to the CODM and factors into the CODM’s decision making for company-wide strategy. The following tables compare the Company’s segment activity and to its results of GAAP operations and financial position as of and for the three months ended June 30, 2025. The information for Corporate and Other are presented to reconcile back to the consolidated statement of operations, but is not considered a reportable segment as noted above.

	For the Three Months Ended June 30, 2025
	Retail	Office/Industrial	Model Homes	Corporate and Other	Total
Revenues:
Rental income	$93,574	$3,168,878	$1,019,301	$—	$4,281,753
Fees and other income	-	64,893	428	31,666	96,987
Total revenue	93,574	3,233,771	1,019,729	31,666	4,378,740
Costs and expenses:
Rental operating costs	4,824	1,549,497	49,940	(141,656)	1,462,605
General and administrative	—	—	187,935	1,035,723	1,223,658
Depreciation and amortization	22,928	955,575	231,954	1,234	1,211,691
Impairment of goodwill and real estate assets	—	4,226,620	90,769	—	4,317,389
Total costs and expenses	27,752	6,731,692	560,598	895,301	8,215,343
Other income (expense):
Interest expense - mortgage notes	(39,942)	(921,953)	(514,636)	(1,339)	(1,477,870)
Interest and other income, net	—	—	8	5,198	5,206
Net loss in Conduit Pharmaceuticals marketable securities (see footnote 9)	—	—	—	(7,802)	(7,802)
Gain on sales of real estate, net	—	—	323,359	—	323,359
Income tax (expense) benefit	—	—	(30,309)	(23,601)	(53,910)
Total other income (expense), net	(39,942)	(921,953)	(221,578)	(27,544)	(1,211,017)
Net income (loss)	25,880	(4,419,874)	237,553	(891,179)	(5,047,620)
Less: Income attributable to noncontrolling interests	—	(11,655)	(217,250)	—	(228,905)
Net income (loss) attributable to Presidio Property Trust, Inc. stockholders	$25,880	$(4,431,529)	$20,303	$(891,179)	$(5,276,525)

Dividends paid during the three months ended June 30, 2025 and 2024:

The following is a summary of distributions declared per share of our Series D Preferred Stock for the three months ended June 30, 2025 and 2024.

Series D Preferred Stock

Month	2025	2024
	Distributions Declared	Distributions Declared
April	$0.19531	$0.19531
May	0.19531	0.19531
June	0.19531	0.19531
Total	$0.58593	$0.58593

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in the sun belt states. Presidio’s office, industrial, and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. For more information on Presidio, please visit Presidio’s website at https://www.PresidioPT.com.

Definitions

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, non-cash warrant dividends, other non-recuring expenses, and the amortization of stock-based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements also include statements relating to the closing of the business combination with Conduit within a certain timeframe or at all. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244

Presidio Property Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Real estate assets and lease intangibles:
Land	$16,833,321	$15,983,323
Buildings and improvements	106,094,790	102,862,977
Tenant improvements	16,505,440	16,488,066
Lease intangibles	3,475,531	3,776,654
Real estate assets and lease intangibles held for investment, cost	142,909,082	139,111,020
Accumulated depreciation and amortization	(35,619,708)	(33,700,262)
Real estate assets and lease intangibles held for investment, net	107,289,374	105,410,758
Real estate assets held for sale, net	7,286,923	22,185,742
Real estate assets, net	114,576,297	127,596,500
Other assets:
Cash, cash equivalents and restricted cash	7,285,089	8,036,496
Deferred leasing costs, net	1,425,887	1,666,135
Goodwill	1,389,000	1,389,000
Investment in Conduit Pharmaceuticals marketable securities	7,728	206,177
Deferred tax asset	298,645	298,645
Other assets, net	3,417,767	3,376,697
Total other assets	13,824,116	14,973,150
TOTAL ASSETS	$128,400,413	$142,569,650
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$84,003,364	$80,977,448
Mortgage notes payable related to properties held for sale, net	10,600,440	21,116,646
Mortgage notes payable, total net	94,603,804	102,094,094
Accounts payable and accrued liabilities	3,037,530	3,290,170
Accrued real estate taxes	1,133,318	1,972,477
Dividends payable	190,393	194,784
Lease liability, net	52,552	64,345
Below-market leases, net	5,803	8,625
Total liabilities	99,023,400	107,624,495

Commitments and contingencies
Equity:
Series D Preferred Stock, $0.01 par value per share; 1,000,000 shares authorized; 974,823 shares issued and outstanding (liquidation preference $25.00 per share) as of June 30, 2025 and 997,082 shares issued and outstanding as of December 31, 2024	9,748	9,971
Series A Common Stock, $0.01 par value per share, shares authorized: 100,000,000; 1,071,760 shares and 1,283,432 shares were issued and outstanding at June 30, 2025 and December 31, 2024, respectively	10,718	128,343
Additional paid-in capital	184,578,728	185,770,842
Dividends and accumulated losses	(163,538,854)	(159,374,010)
Total stockholders’ equity before noncontrolling interest	21,060,340	26,535,146
Noncontrolling interest	8,316,673	8,410,009
Total equity	29,377,013	34,945,155
TOTAL LIABILITIES AND EQUITY	$128,400,413	$142,569,650

Presidio Property Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Rental income	$4,281,753	$4,474,198	$8,314,182	$9,113,925
Fees and other income	96,987	112,343	189,743	262,678
Total revenue	4,378,740	4,586,541	8,503,925	9,376,603
Costs and expenses:
Rental operating costs	1,462,605	1,492,495	3,075,248	3,056,072
General and administrative	1,223,658	2,202,916	2,885,634	4,287,366
Depreciation and amortization	1,211,691	1,351,370	2,455,796	2,702,388
Impairment of goodwill and real estate assets	4,317,389	101,245	4,344,332	196,793
Total costs and expenses	8,215,343	5,148,026	12,761,010	10,242,619
Other income (expense):
Interest expense - mortgage notes	(1,477,870)	(1,525,845)	(2,988,341)	(3,041,051)
Interest and other income, net	5,206	5,206	10,354	9,852
Gain on sales of real estate, net	323,359	811,903	4,777,327	2,829,998
Net loss in Conduit Pharmaceuticals marketable securities (see Note 9)	(7,802)	(10,027,433)	(184,459)	(13,888,667)
Income tax expense	(53,910)	(81,021)	(28,501)	(160,586)
Total other income (expense), net	(1,211,017)	(10,817,190)	1,586,380	(14,250,454)
Net loss	(5,047,620)	(11,378,675)	(2,670,705)	(15,116,470)
Less: Income attributable to noncontrolling interests	(228,905)	(469,365)	(340,468)	(1,973,233)
Net loss attributable to Presidio Property Trust, Inc. stockholders	$(5,276,525)	$(11,848,040)	$(3,011,173)	$(17,089,703)
Less: Series D Preferred Stock dividends	(574,096)	(543,331)	(1,153,671)	(1,065,363)
Net loss attributable to Presidio Property Trust, Inc. common stockholders	$(5,850,621)	$(12,391,371)	$(4,164,844)	$(18,155,066)

Net loss per share attributable to Presidio Property Trust, Inc. common stockholders:
Basic & Diluted	$(5.13)	$(9.97)	$(3.42)	$(14.69)

Weighted average number of common shares outstanding - basic & dilutive	1,139,437	1,242,879	1,217,332	1,236,099

FFO AND CORE FFO RECONCILIATION

	For the Three Months Ended June 30,		For the Six Months Ended June,
	2025	2024	2025	2024
Net (loss) income attributable to Presidio Property Trust, Inc. common stockholders	$(5,850,621)	$(12,391,371)	$(4,164,844)	$(18,155,066)
Adjustments:
Income attributable to noncontrolling interests	228,905	469,365	340,468	1,973,233
Depreciation and amortization	1,211,691	1,351,370	2,455,796	2,702,388
Amortization of above and below market leases, net	(1,244)	(1,244)	(2,265)	(2,487)
Impairment of real estate assets	4,317,389	101,245	4,344,332	196,793
Net change in marketable securities	7,802	10,027,433	184,459	13,889,227
Loss (gain) on sale of real estate assets, net	(323,359)	(811,903)	(4,777,327)	(2,829,998)
FFO	$(409,437)	$(1,255,105)	$(1,619,381)	$(2,225,910)
Restricted stock compensation	314,874	343,107	544,376	885,029
Cost associated with Zuma Capital Management	-	469,552	-	565,534
Core FFO	$(94,563)	$(442,446)	$(1,075,005)	$(775,347)

Weighted average number of common shares outstanding - basic and diluted	1,139,437	1,242,879	1,217,332	1,236,099

Core FFO / Wgt Avg Share	$(0.08)	$(0.36)	$(0.88)	$(0.63)

Quarterly Dividends / Share	$—	$—	$—	$—